UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

SENSIENT TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
JAMES R. HENDERSON
JAMES E. HYMAN
WILLIAM E. REDMOND, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

FrontFour Capital Group LLC together with the other Participants named herein (collectively, “FrontFour”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2014 annual meeting of shareholders (the “Annual Meeting”) of Sensient Technologies Corporation.  FrontFour has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On March 4, 2014, the Milwaukee Journal Sentinel published the following article:

Sensient Technologies announces stock buyback, restructuring

By Rick Romell of the Journal Sentinel
March 4, 2014

The management at Sensient Technologies Corp. appeared to strike back Tuesday at a bid by a hedge fund to exercise a hand in the affairs of the publicly traded producer of food flavorings and colors, dehydrated vegetables and fragrances.

Just two weeks after FrontFour Capital Group, a Greenwich, Conn., hedge fund, opened fire on Sensient, the Milwaukee-based company said it will embark on a cost-cutting restructuring program and will buy back 4% of its stock.

FrontFour Tuesday dismissed Sensient’s announcement as a too-little response to issues the hedge fund has raised.

“Although the company’s announced cost savings plan represents a welcomed start, it only scratches the surface of the true savings rationalization and business optimization opportunity that exists,” FrontFour said in a statement.

The investment firm also noted that Sensient CEO Paul Manning recently said the company had no plans for restructuring in 2014. Manning made the remarks while talking to stock analysts on a conference call Feb. 10 — nine days before FrontFour released an open letter to shareholders calling for changes at Sensient.

FrontFour has said it will nominate four candidates for seats on Sensient’s nine-member board.

The hedge fund has called Sensient’s performance “lackluster” and sharply criticized the elevation of Manning to CEO last year. He succeeded his father, Kenneth, who held the position for 17 years. Kenneth Manning remains company chairman.

FrontFour also has called for Sensient to buy back $350 million of its stock — more than three times the amount the firm is proposing to acquire.

It would appear that FrontFour, by itself, lacks the leverage to force the changes it wants at Sensient. As of two weeks ago, the hedge fund owned just 1.5% of Sensient’s stock.

Seven other investment firms own at least twice that much, including one, Neuberger Berman Group LLC, that holds 10.2% of the shares; and another, BlackRock Inc., that holds 8.7%.

In a preliminary proxy statement filed Tuesday, Sensient urged shareholders to support the company-endorsed slate of directors at the annual meeting, scheduled for April 24 in Chicago.

Separately, Sensient said its new restructuring plan will save $20 million to $25 million a year. The plan, expected to be completed next year, will “eliminate underperforming operations, consolidate manufacturing facilities and improve efficiencies within the company,” Sensient said in a statement.

The firm said it expects to take $90 million in pretax charges — less than $25 million of it in cash — in connection with the restructuring.

The plan follows a 2013 restructuring that the company said is saving it $12million a year.

Sensient also declared a 25 cent-per-share quarterly dividend, up 9%. The company said its annual dividend payments now will have increased for nine straight years.

Sensient earned $113.3 million last year on $1.47 billion in sales. The firm said restructuring costs reduced earnings by $22.0 million.

In 2012, the firm earned $123.9 million on sales of $1.46 billion.

Investors embraced Tuesday’s developments. Sensient shares rose $2.24 — 4.3% — to close at $54.98.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

FrontFour Capital Group LLC (“FrontFour Capital”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2014 annual meeting of shareholders of Sensient Technologies Corporation, a Wisconsin corporation (the “Company”).

FRONTFOUR CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be FrontFour Capital, FrontFour Master Fund, Ltd. (“FrontFour Master”), Event Driven Portfolio, a series of Underlying Funds Trust (the “Event Driven Portfolio”), FrontFour Capital Corp., FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), Stephen E. Loukas, David A. Lorber, Zachary George, James R. Henderson, James E. Hyman and William E. Redmond (collectively, the “Participants”).

As of the date hereof, the Participants may be deemed to collectively beneficially own an aggregate of 762,935 shares of Common Stock of the Company, consisting of 457,930 shares beneficially owned directly by FrontFour Master, including 37,200 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof, 162,610 shares beneficially owned directly by the Event Driven Portfolio, including 2,200 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof, 64,815 shares beneficially owned directly by the Canadian Fund, including 5,500 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof, and 77,580 shares beneficially owned directly by accounts managed by FrontFour Capital, including 7,100 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:
Stephen Loukas
FrontFour Capital Group LLC
35 Mason Street, 4th Floor
Greenwich, CT 06830
203-274-9050